Contact:

Robert Van Buskirk

President and Chief Executive Officer

Sirenza Microdevices, Inc.

(303) 327-3192

ir@sirenza.com

FOR IMMEDIATE RELEASE

Sirenza Microdevices Reports First Quarter 2006 Results;

Record Quarterly Revenue, Operating Cash Flow and Pro Forma Net Income

BROOMFIELD, Colo.--May 3, 2006--Sirenza Microdevices, Inc. (NASDAQ:SMDI) today reported its financial results for its first fiscal quarter ended March 31, 2006. Sirenza's final revenue total is consistent with the increased revenue expectation announced by the company on March 9, 2006.

Financial Highlights

Revenue
    Record quarterly revenue of $20.9 million; 7% sequential revenue increase
    Year-over-year quarterly revenue increase of 72%

Earnings
    Quarterly gross margin percentage of 48% as reported, compared to 45% sequentially
    Quarterly net income of $1.6 million or 8% net income margin
    Record quarterly pro forma net income of $3.4 million or 16% pro forma net income margin
    Year-over-year quarterly net income increase of 186% or 401% on a pro forma basis
    First quarter earnings per share of $0.04 per diluted share, or $0.09 per diluted share on a pro forma basis

Cash Flow
    Quarterly cash flow from operations of $5.4 million, or $0.14 per diluted share
    Quarterly cash and cash equivalents and short-term investments increase of $6.7 million, or $0.17 per diluted share
    Ten consecutive quarters of positive cash flow from operations

"We are very pleased that we have successfully carried forward the momentum we established in the second half of last year, as demonstrated by our record quarterly financial performance this quarter," stated Robert Van Buskirk, president and chief executive officer of Sirenza Microdevices. "We continue to make excellent progress in the pursuit of our strategic goals to execute, expand and diversify our business and in achieving our targeted long-term net income margin of 15% on a pro forma basis," Van Buskirk added. "Our record quarterly positive cash flow from operations in the first quarter marked ten consecutive quarters of positive cash flow from operations and strengthened our balance sheet this quarter. With the completion of the Premier Devices acquisition in April, we are now actively engaged in the integration of PDI's products and capabilities into Sirenza's global business platform. We are very excited about the potential for stronger growth for the new, larger and more capable Sirenza in 2006 and beyond."

Sirenza's first quarter net revenues were $20.9 million, compared with $12.2 million for the first quarter of 2005 and with $19.5 million for the fourth quarter of 2005.

The company's first quarter net income was $1.6 million, or earnings of $0.04 per diluted share. This compared year-over-year with a net loss of $1.8 million, or a loss of $(0.05) per basic and diluted share and sequentially with net income of $2.6 million, or $0.07 per diluted share.

Our first quarter results reflect the effect of the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123(R), which became effective for our company on January 1, 2006. Excluding the effect of SFAS No. 123(R) expense and the other charges detailed in the reconciliation of pro forma to GAAP results included with this press release, Sirenza's pro forma net income for the first quarter was $3.4 million, or $0.09 per diluted share. This compared year-over-year with a pro forma net loss of $1.1 million, or $(0.03) per basic and diluted share, and sequentially with pro forma net income of $3.1 million, or $0.08 per diluted share.

Sirenza's first quarter 2006 gross margin was 48% as reported or 49% excluding the effect of SFAS No. 123(R) expense and the other charges detailed in the reconciliation of pro forma to GAAP results included with this press release. This compared with 44% a year ago and 45% sequentially. In the aggregate, the company's research and development, sales and marketing, and general and administrative expenses for the first quarter of 2006 were $8.2 million, including charges of $1.3 million related to SFAS 123(R) and the other charges detailed in the reconciliation of pro forma to GAAP results included with this press release. Excluding these charges, our pro forma operating expenses for the first quarter of 2006 were $6.9 million, compared with $6.6 million a year ago and $5.9 million sequentially.

At March 31, 2006, Sirenza's total assets were $68.8 million, including cash and cash equivalents, restricted cash and short-term investments of $25.7 million. Unrestricted cash and investments totaled $24.9 million.

Second Quarter Acquisition of PDI

On April 3, 2006, Sirenza completed its acquisition of Premier Devices, Inc. (PDI). Headquartered in San Jose, California, PDI is a designer, manufacturer and marketer of complementary RF component products with design and manufacturing operations in China and Germany. With this acquisition, Sirenza, a leader in the design and manufacture of RF component solutions for global, diversified end markets, expanded the depth and breadth of its products, extended its design and manufacturing capabilities into Asia and Europe and continued its strategic mission to diversify and expand its worldwide RF components business. The consideration paid by Sirenza consisted of 7.0 million shares in common stock, $14.0 million in cash and $6.0 million in promissory notes bearing 5% simple interest annually and maturing in April 2007. The acquisition will be reflected in Sirenza's consolidated financial results beginning in the second quarter of 2006.

Use of Non-GAAP Financial Measures

In keeping with its historical financial reporting practices, Sirenza believes that the supplemental presentation of pro forma net income (loss), net income (loss) margin, gross margin, total research and development, sales and marketing, and general and administrative expenses, and earnings (loss) per share calculations provide meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events. Readers are cautioned not to view pro forma results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results to pro forma results for the first quarters of fiscal year 2006 and 2005, respectively, and the fourth quarter of 2005 below.

First Quarter Teleconference and Webcast

Sirenza management plans to host a teleconference at 2:45 p.m. MDT / 4:45 p.m. EDT today to discuss the company's first quarter financial results and its current outlook for the second quarter and full year 2006. This teleconference will be webcast live for the general public. For more information, please visit the Investor Relations page of Sirenza's website at www.sirenza.com and click on the "Executive Presentations" link. The teleconference webcast will be archived on this site until May 3, 2007, and a telephonic replay will be available for domestic listeners at (800) 405-2236, conference ID number 11058686#, and for international listeners at 303-590-3000, conference ID number 11058686# until May 10, 2006.

Additional information to support the reconciliation to GAAP of estimates of pro forma financial results for the second quarter and full year of 2006 to be presented by the company in today's teleconference will be available through the "Financial Data" link posted on the Investor Relations page of Sirenza's website.

Sirenza Microdevices, Inc.

Sirenza Microdevices is a supplier of radio frequency (RF) components.  Headquartered in Broomfield, Colorado, with operations in China, Germany and the U.S., Sirenza Microdevices and its subsidiary Premier Devices design and develop RF components for the commercial communications, consumer, and aerospace and defense (A&D) equipment markets.  Sirenza's integrated circuit (IC), multi-chip module (MCM) and passive product lines include amplifiers, power amplifiers, cable TV amplifiers, circulators, isolators, mixers, splitters, transformers, couplers, modulators, demodulators, transceivers, tuners, discrete devices, signal source components, government and military specified components, and antennae and receivers for satellite radio.  Certifications include ISO 9001:2000 Quality Management System and ISO 14001:2004 Environmental Management System (registered by QMI).  Detailed product information may be found on Sirenza's website at www.sirenza.com and at www.premierdevices.com.

Forward-Looking Statements

This news release contains forward-looking statements regarding future events or results, including statements regarding Sirenza's progress in the pursuit of its strategic goals to execute, expand and diversify its business and in achieving its targeted long-term net income margin of 15% on a pro forma basis, its ongoing integration of PDI's products and capabilities into Sirenza's business, and the potential for stronger growth for the new, larger and more capable Sirenza in 2006 and beyond. Sirenza cautions readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: lower than expected demand for Sirenza's products at major OEMs or for RF components or broadband products in general or satellite radio antennae or CATV products in particular; changes in the expected mix of sales of products between Sirenza's business units and within those business units; lower-margin sales, such as sales of satellite radio antennae products, MCM products, and certain sales to higher-volume OEMs, increasing as a percentage of Sirenza's overall sales; the potential for product gross margins to fluctuate or be reduced due to the impact of Sirenza's acquisition of PDI or otherwise; risks related to PDI's operations located in China and Germany or Sirenza's lack of experience in managing foreign operations, foreign currency transactions and related tax planning and cash management requirements; exertion of downward pressure on the pricing of Sirenza's components; higher than expected restructuring expense; the need to upgrade PDI's private company finance and accounting infrastructure, forecasting and internal controls for public company reporting and compliance requirements; product quality, performance and reliability problems that may result in liability or expense; Sirenza's lack of market knowledge relative to other participants in new markets into which it has or may diversify; claims from time to time relating to the infringement of third-party proprietary rights, which could result in liability, expense or halted sales of Sirenza products; Sirenza's ability to successfully differentiate itself from competitors in its markets; the loss of any key personnel, particularly to competitors; Sirenza's reliance on third parties for outsourced manufacturing, packaging and test services and supply; Sirenza's ability to successfully complete financing transactions or acquisitions or integrate the assets, personnel, operations and engineering teams and processes of PDI or any other acquisitions with Sirenza; Sirenza's ability to realize expected synergies of the PDI acquisition or any other acquisitions and the envisioned benefits to Sirenza; the effects of armed conflicts or acts of terrorism; the effects of government regulation or standards-setting, or of the failure of any particular government entity to set standards or approve licenses applicable to Sirenza or its customers; currency exchange rate or commodity price fluctuations; shortages of raw materials or equipment necessary to meet customer demands; overall general economic or telecommunications market conditions, conditions in the commercial communications or A&D markets or any segment thereof; and/or possible underutilization or insufficient capacity of Sirenza's manufacturing facilities. Other factors that could cause actual events or results to differ materially from those in the forward-looking statements are included in Sirenza's Annual Report on Form 10-K filed with the Securities and Exchange Commission in March 2006. Sirenza expressly disclaims any current intention to update its forward-looking statements, and the estimates and assumptions associated with them, at any time or for any reason. As used in the above paragraph, "Sirenza" means Sirenza and/or the combined company.

NOTE: Sirenza Microdevices® and the Sirenza logo are trademarks of Sirenza Microdevices, Inc. All other trademarks are property of their respective owners.

SIRENZA MICRODEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share data)

	Three Months Ended
	March 31,	March 31,
	2006	2005
	(Unaudited)	(Unaudited)

Net revenues	$ 20,892	$ 12,167
Cost of revenues	10,813	6,841
Gross profit	10,079	5,326
Operating expenses:
Research and development	2,876	2,811
Sales and marketing	2,226	1,831
General and administrative	3,092	2,200
Amortization of acquisition-related intangible assets	449	465
Total operating expenses	8,643	7,307
Income (loss) from operations	1,436	(1,981)
Interest and other income, net	194	61
Income (loss) before taxes	1,630	(1,920)
Provision for (benefit from) income taxes	47	(77)
Net income (loss)	$ 1,583	$ (1,843)
Basic and diluted net income (loss) per share	$ 0.04	$ (0.05)
Shares used to compute net income (loss) per share:
Basic	36,917	35,463
Diluted	38,880	35,463

Sirenza Microdevices, Inc.

Reconciliation of GAAP Results with Pro Forma Results
(In thousands, except per-share and percentage data)
(Unaudited)

The following table reconciles the company's net income (loss), net income (loss) margin, gross profit and gross margin, total research and development, sales and marketing and general and administrative expenses, and earnings (loss) per share as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the news release and associated teleconference. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events. For example, while we may routinely recognize severance costs in any particular quarter, in management's view the severance costs we incurred in the first quarter of 2006 were unusual in magnitude, and therefore we have excluded and reconciled those costs in the presentation of our pro forma financial measures set forth below.

	Three Months Ended
	March 31,	December 31,	March 31,
	2006	2005	2005
Reconciliation of Pro Forma Gross Profit and Gross Margin
Net revenues as reported under GAAP	$ 20,892	$ 19,510	$ 12,167
Gross profit as reported under GAAP	10,079	8,840	5,326
Compensation expense related to equity awards, included in the calculation of gross profit	86	10	--
Severance costs included in the calculation of gross profit	33	--	--
Pro forma gross profit	$ 10,198	$ 8,850	$ 5,326

Gross margin as reported under GAAP	48%	45%	44%
Pro forma gross margin	49%	45%	44%
Reconciliation of Pro Forma Total Research and Development, Sales and Marketing and General and Administrative Expenses
R&D and SG&A expenses as reported under GAAP	$ 8,194	$ 5,911	$ 6,842

Compensation expense related to equity awards included in R&D and SG&A expenses	$ 1,107	$ 50	$ 19
Severance costs included in R&D and SG&A expenses	183	--	--
Write-off of deferred equity financing costs	--	--	215
Pro forma R&D and SG&A expenses	$ 6,904	$ 5,861	$ 6,608
Reconciliation of Pro Forma Net Income (Loss), Net Margin and EPS Net income (loss) as reported under GAAP	$ 1,583	$ 2,612	$ (1,843)

Amortization of acquisition-related intangible assets	449	443	465
Total compensation expense related to equity awards	1,193	60	19
Total severance costs	216	--	--
Total write-off of deferred equity financing costs	--	--	215
Pro forma net income (loss)	$ 3,441	$ 3,115	$ (1,144)
Net income (loss) margin as reported under GAAP	8%	13%	(15%)
Pro forma net income (loss) margin	16%	16%	(9%)
Net income (loss) per share as reported under GAAP
Basic	$ 0.04	$ 0.07	$ (0.05)
Diluted	$ 0.04	$ 0.07	$ (0.05)
Pro forma net income (loss) per share
Basic	$ 0.09	$ 0.09	$ (0.03)
Diluted	$ 0.09	$ 0.08	$ (0.03)
Shares used to compute net income (loss) per share (GAAP and pro forma)
Basic	36,917	36,168	35,463
Diluted	38,880	38,033	35,463

SIRENZA MICRODEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash	$ 18,059	$ 11,266
Short-term investments	6,846	6,979
Accounts receivable	11,749	11,856
Inventories	8,849	8,961
Other assets	1,161	1,338
Total current assets	46,664	40,400
Net property, plant and equipment	5,935	6,013
Investment in GCS	3,065	3,065
Acquisition-related intangibles, net	4,634	5,083
Goodwill	6,413	6,413
Other assets	2,090	1,515
Total assets	$ 68,801	$ 62,489

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 5,055	$ 4,999
Accrued liabilities	5,587	4,822
Deferred margin on distributor inventory	1,157	950
Accrued acquisition costs	550	586
Total current liabilities	12,349	11,357
Total long-term liabilities	319	391

Stockholders' equity	56,133	50,741
Total liabilities and stockholders' equity	$ 68,801	$ 62,489

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